Exhibit 99.1

Company Contact:
BK Technologies Corporation
William Kelly, EVP & CFO
(321) 984-1414

BK Technologies Reports First Quarter 2019 Results

WEST MELBOURNE, Florida – May 8, 2019 – BK Technologies Corporation (NYSE American: BKTI) today announced financial and operating results for the first quarter ended March 31, 2019.

For the first quarter ended March 31, 2019, revenues totaled approximately $7.6 million, compared with approximately $11.7 million for the first quarter last year. Operating loss for the first quarter 2019 totaled approximately $2.3 million, compared with operating income of approximately $748,000 for the first quarter last year. The net loss for the first quarter of 2019 was approximately $1.3 million, or $0.10 per basic and diluted share, compared with a net loss of approximately $443,000, or $0.03 per basic and diluted share, for the same quarter last year.

The net loss for the first quarter 2019 includes unrealized gains on investments in securities totaling approximately $592,000, compared with losses of approximately $1.1 million for the same quarter last year.

The Company had approximately $17.6 million in working capital as of March 31, 2019, of which $12.6 million was comprised of cash, cash equivalents and trade receivables. This compares with working capital of approximately $21.0 million as of December 31, 2018, of which $17.0 million was comprised of cash, cash equivalents and trade receivables.

Tim Vitou, BK’s President, commented, “The first quarter was a challenging start to the year. Impacted by the extended federal government shutdown, sales to federal agencies declined significantly in January and February. Sales to state and local government customers were also soft in the first quarter. Sales growth has been a primary component of our success in recent years, so it was encouraging to note that sales activity rebounded in March. Additionally, we officially launched BK’s first multiband product, the BKR9000, at the International Wireless Communications Exposition (IWCE) in March and received favorable customer reviews. In addition to incremental sales, the new products are anticipated to bolster our gross profit margins.”

Mr. Vitou continued, “The multiband handheld products are just the first step in a comprehensive upgrade and overhaul of our entire product line. Aggressive development is continuing and anticipated to yield additional new products later this year and next year, providing what we believe will be a highly competitive foundation on which we can build growth and shareholder value.”

Conference Call and Webcast

The Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time, on Thursday, May 9, 2019. Shareholders and other interested parties may participate in the conference call by dialing 844-369-8770 (international/local participants dial 862-298-0840) and asking to be connected to the “BK Technologies Corporation Conference Call” a few minutes before 9:00 a.m. Eastern Time on May 9, 2019. The call will also be webcast at http://www.bktechnologies.com. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet webcast. An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.bktechnologies.com.

A replay of the conference call will be available one hour after the completion of the call until May 19, 2019 by dialing 877-481-4010 PIN# 47102 (international/local participants dial 919-882-2331 PIN# 47102).

About BK Technologies

As an American manufacturer for over 70 years, BK Technologies Corporation is a holding company deeply rooted in the public safety communications industry, with its operating subsidiary manufacturing high-specification communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. Advances include a broad new line of leading digital two-way radios compliant with APCO Project 25 specifications. BK Technologies’ products are manufactured and distributed worldwide under BK Radio and RELM brand names. The Company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900. The Company’s common stock trades on the NYSE American market under the symbol “BKTI”.

Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: changes or advances in technology; the success of our land mobile radio product line; successful introduction of new products and technologies; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations and any impact from a prolonged shutdown of the U.S. Government; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; heavy reliance on sales to agencies of the U.S. government; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; retention of executive officers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and consummate, acquisition or investment transactions, and risks incumbent to being a noncontrolling interest stockholder in a corporation; impact of our capital allocation strategy; government regulation; our business with manufacturers located in other countries, including changes in the U.S. Government and foreign governments’ trade and tariff policies; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results; acts of war or terrorism, natural disasters and other catastrophic events; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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(Financial Tables To Follow)

BK TECHNOLOGIES CORPORATION
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended
	March 31, 2019	March 31, 2018

Sales, net	$7,644	$11,746
Expenses
Cost of products	5,207	6,909
Selling, general and administrative	4,755	4,089
Total expenses	9,962	10,998

Operating (loss) income	(2,318)	748

Other income (expense):
Interest income	55	17
Gain (loss) on investment in securities	592	(1,146)
Other (expense) income	(2)	(168)

Loss before income taxes	(1,673)	(549)

Income tax benefit	355	106

Net loss	$(1,318)	$(443)

Net loss per share-basic	$(0.10)	$(0.03)
Net loss per share-diluted	$(0.10)	$(0.03)
Weighted average shares outstanding-basic	12,762	13,754
Weighted average shares outstanding-diluted	12,762	13,754

BK TECHNOLOGIES CORPORATION
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$7,540	$11,268
Trade accounts receivable, net	5,045	5,721
Inventories, net	12,162	11,466
Prepaid expenses and other current assets	2,544	2,401
Total current assets	27,291	30,856

Property, plant and equipment, net	3,302	2,729
Right-of-use (ROU) asset	2,746	—
Investment in securities	2,511	1,919
Deferred tax assets, net	3,850	3,495
Other assets	191	192
Total assets	$39,891	$39,191

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,197	$5,595
Accrued compensation and related taxes	1,063	2,014
Accrued warranty expense	1,458	1,546
Accrued other expenses and other current liabilities	224	292
Dividends payable	254	256
Short-term lease liability	291	—
Deferred revenue	184	180
Total current liabilities	9,671	9,883

Long-term lease liability	2,455	—
Deferred revenue	1,888	1,596
Total liabilities	14,014	11,479

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares; none issued or outstanding	—	—
Common stock; $.60 par value; 20,000,000 authorized shares; 13,883,937 and 13,882,937 issued; and 12,740,894 and 12,817,829 outstanding shares at March 31, 2019 and December 31, 2018, respectively	8,330	8,330
Additional paid-in capital	25,941	25,867
Accumulated deficit	(3,965)	(2,393)
Treasury stock, at cost, 1,143,043 and 1,065,108 shares at March 31, 2019 and December 31, 2018, respectively	(4,429)	(4,092)
Total stockholders’ equity	25,877	27,712
Total liabilities and stockholders’ equity	$39,891	$39,191

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